Exhibit 99.1

GUESS?, INC. REPORTS THIRD QUARTER RESULTS

Q3 Fiscal 2015 EPS of $0.24, Compared to Adjusted EPS of $0.42 and GAAP EPS of $0.40 in Q3 Fiscal 2014

Q3 Fiscal 2015 Revenues Decreased 4% to $590 Million; Decreased 3% in Constant Currency

Provides Q4 Fiscal 2015 EPS Guidance in the Range of $0.53 to $0.63

Updates Full Year EPS Guidance to a Range of $1.00 to $1.10

LOS ANGELES, December 3, 2014 - Guess?, Inc. (NYSE: GES) today reported financial results for its third quarter ended November 1, 2014.

Third Quarter Fiscal 2015 Highlights

•	North American Retail revenues decreased 4%; retail comp sales including e-commerce decreased 5% in U.S. dollars and 4% in constant currency

•	European revenues decreased 6% in U.S. dollars and 3% in local currency

•	Asian revenues decreased 2% in U.S. dollars and 5% in constant currency

•	North American Wholesale revenues were flat in U.S. dollars and increased 2% in constant currency

•	Adjusted operating earnings decreased 50%; GAAP operating earnings decreased 48%

This press release contains certain non-GAAP, or adjusted, financial measures, which exclude the impact of restructuring charges (and related taxes where applicable) recorded during the three and nine months ended November 2, 2013. A reconciliation of reported GAAP results to comparable non-GAAP results is provided in the accompanying tables and discussed under the heading “Presentation of Non-GAAP Information” below.

Third Quarter Fiscal 2015 Results

For the third quarter of fiscal 2015, the Company recorded net earnings of $20.8 million, a 41.3% decrease compared to adjusted net earnings of $35.4 million for the third quarter of fiscal 2014. Diluted earnings per share decreased 42.9% to $0.24, compared to adjusted diluted earnings per share of $0.42 for the prior-year quarter. The prior-year adjusted net earnings excluded restructuring charges of $1.9 million ($1.4 million net of taxes). On a GAAP basis, prior-year third quarter net earnings were $34.0 million and diluted earnings per share totaled $0.40, including an unfavorable $0.02 after-tax impact from the restructuring charges.

Paul Marciano, Chief Executive Officer, commented, “Third quarter results were within the range of our expectations from an operations perspective. In North America, store traffic and the promotional environment remained headwinds. We continued to see good momentum in our North American e-commerce business with an almost 40% increase in the top-line. Going into the fourth quarter, overall trends in North America have softened compared to the third quarter. In Europe, softer traffic in the third quarter drove lower retail sales than expected, however trends have improved so far in the fourth quarter. We are also pleased with our European wholesale orders for Spring Summer 15 as same-store buys are up year-over-year.”

Total net revenue for the third quarter of fiscal 2015 decreased 3.9% to $589.8 million, from $613.5 million in the prior-year quarter. In constant currency, total net revenue decreased 2.6%.

•
The Company’s retail stores and e-commerce sites in North America generated revenue of $243.2 million in the third quarter of fiscal 2015, a 4.2% decrease from $253.8 million in the same period a year ago. Comparable store sales including the results of our e-commerce sites for the third quarter of fiscal 2015 decreased 4.8% in U.S. dollars and 3.5% in constant currency compared to the same period a year ago.

•
Net revenue from the Company’s Europe segment decreased 5.5% to $189.9 million in the third quarter of fiscal 2015, from $200.9 million in the prior-year period. In local currency, net revenue decreased 2.5%.

•
Net revenue from the Company’s Asia segment decreased 2.0% to $71.3 million in the third quarter of fiscal 2015, from $72.7 million in the prior-year period. In constant currency, net revenue decreased 5.1%.

•
Net revenue from the Company’s North American Wholesale segment was relatively flat at $53.5 million in the third quarter of fiscal 2015, compared to $53.6 million in the prior-year period. In constant currency, net revenue increased 1.6%.

•	Licensing segment net revenue decreased 1.4% to $32.0 million in the third quarter of fiscal 2015, from $32.4 million in the prior-year period.

Operating earnings for the third quarter of fiscal 2015 decreased 50.1% to $24.9 million (including a $0.1 million favorable currency translation impact), from adjusted operating earnings of $49.8 million in the prior-year period. Operating margin in the third quarter decreased 390 basis points to 4.2%, compared to adjusted operating margin of 8.1% in the prior-year quarter. The lower operating margin primarily reflects higher store impairment charges and the negative impact on the Company’s fixed cost structure from negative same store sales in North America and Europe, as well as more markdowns in North America. On a GAAP basis, operating earnings decreased 48.2% and operating margin decreased 360 basis points.

Other net income, which primarily includes net unrealized and realized mark-to-market gains on foreign currency contracts and net unrealized gains on non-operating assets, was $7.5 million for the third quarter of fiscal 2015, compared to $3.6 million in the prior-year quarter.

The Company’s effective tax rate was 33.0% for the third quarter of both fiscal 2015 and fiscal 2014.

Nine-Month Period Results

Net earnings for the nine months ended November 1, 2014 were $40.6 million, a decrease of 55.5% compared to adjusted net earnings of $91.4 million for the nine months ended November 2, 2013. Diluted earnings per share decreased 56.1% to $0.47, compared to adjusted diluted earnings per share of $1.07 for the prior-year period. The prior-year adjusted net earnings excluded restructuring charges of $10.4 million ($7.6 million net of taxes). On a GAAP basis, net earnings for the nine months ended November 2, 2013 were $83.8 million and diluted earnings per share totaled $0.98, including an unfavorable $0.09 after-tax impact from the restructuring charges.

Total net revenue for the first nine months of fiscal 2015 decreased 4.5% to $1.72 billion, from $1.80 billion in the prior-year period. In constant currency, total net revenue decreased 4.8%.

•
The Company’s retail stores and e-commerce sites in North America generated revenue of $715.6 million in the first nine months of fiscal 2015, a 4.1% decrease from $746.4 million in the same period a year ago. Comparable store sales including the results of our e-commerce sites for the nine months ended November 1, 2014 decreased 4.9% in U.S. dollars and 3.7% in constant currency compared to the same period a year ago.

•
Net revenue from the Company’s Europe segment decreased 5.3% to $584.3 million in the first nine months of fiscal 2015, from $616.7 million in the prior-year period. In local currency, net revenue decreased 6.9%.

•
Net revenue from the Company’s Asia segment decreased 1.9% to $205.7 million in the first nine months of fiscal 2015, from $209.7 million in the prior-year period. In constant currency, net revenue decreased 6.0%.

•
Net revenue from the Company’s North American Wholesale segment decreased 5.6% to $131.1 million in the first nine months of fiscal 2015, from $138.8 million in the prior-year period. In constant currency, net revenue decreased 3.7%.

•	Licensing segment net revenue decreased 6.0% to $84.4 million in the first nine months of fiscal 2015, from $89.8 million in the prior-year period.

Operating earnings for the first nine months of fiscal 2015 decreased 59.6% to $52.7 million (including a $0.7 million favorable currency translation impact), from adjusted operating earnings of $130.4 million in the prior-year period. Operating margin in the first nine months of fiscal 2015 decreased 410 basis points to 3.1%, compared to adjusted operating margin of 7.2% in the prior-year period. The lower operating margin primarily reflects the negative impact on the Company’s fixed cost structure from negative same store sales in North America, lower wholesale shipments in Europe, more markdowns in North America and higher store impairment charges. On a GAAP basis, operating earnings decreased 56.1% and operating margin decreased 360 basis points.

Other net income, which primarily includes net unrealized and realized mark-to-market gains on foreign currency contracts and net unrealized gains on non-operating assets, was $11.1 million for the first nine months of fiscal 2015, compared to $8.9 million in the prior-year period.

The Company’s effective tax rate increased to 34.0% for the first nine months of fiscal 2015, compared to 33.0% in the prior-year period.

Outlook

The Company’s expectations for the fourth quarter of fiscal 2015 ending January 31, 2015, are as follows:

•	Consolidated net revenues are expected to range from $695 million to $710 million.

•	Operating margin is expected to be between 9.5% and 11.5%.

•	Diluted earnings per share are expected to be in the range of $0.53 to $0.63.

The Company updated its outlook for the fiscal year ending January 31, 2015, which is now as follows:

•	Consolidated net revenues are expected to range from $2.42 billion to $2.43 billion.

•	Operating margin is expected to be between 5.0% and 5.5%.

•	Diluted earnings per share are expected to be in the range of $1.00 to $1.10.

Dividends

The Company also announced today that its Board of Directors has approved a quarterly cash dividend of $0.225 per share on the Company’s common stock. The dividend will be payable on January 2, 2015 to shareholders of record at the close of business on December 17, 2014.

Presentation of Non-GAAP Information

The financial information presented in this release includes non-GAAP financial measures such as “adjusted” results (to exclude the impact of restructuring charges incurred during the three and nine months ended November 2, 2013), constant currency financial information and free cash flow measures. The non-GAAP measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

The Company has excluded restructuring charges, and related tax impact, incurred during the three and nine months ended November 2, 2013 from its adjusted financial measures primarily because it does not believe such charges reflect the Company’s ongoing operating results or future outlook. The Company believes that these adjusted financial measures are useful as an additional means for investors to evaluate the comparability of the Company’s operating results when reviewed in conjunction with the Company’s GAAP financial statements. A reconciliation of reported GAAP results to comparable non-GAAP results is provided in the accompanying tables.

This release also includes certain constant currency financial information. Foreign currency exchange rate fluctuations affect the amount reported from translating the Company’s foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results under GAAP. The Company provides constant currency information to enhance the visibility of underlying business trends, excluding the effects of changes in foreign currency translation rates. To calculate revenues and earnings from operations on a constant currency basis, operating results for the current-year period are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

The Company also includes information regarding its free cash flows in this release. The Company calculates free cash flows as cash flows from operating activities less purchases of property and equipment. Free cash flows is not intended to be an alternative to cash flows from operating activities as a measure of liquidity, but rather provides additional visibility to investors regarding how much cash is generated for discretionary and non-discretionary items after deducting purchases of property and equipment. Free cash flow information presented may not be comparable to similarly titled measures reported by other companies. A reconciliation of reported GAAP cash flows from operating activities to the comparable non-GAAP free cash flow measure is provided in the accompanying tables.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on December 3, 2014 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the “Investor Relations” link. The webcast will be archived on the website for 30 days.

About Guess?

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of November 1, 2014, the Company directly operated 492 retail stores in the United States and Canada and 352 retail stores in Europe, Asia and Latin America. The Company’s licensees and distributors operated an additional 832 retail stores outside of the United States and Canada. For more information about the Company, please visit www.guess.com.

Forward Looking Statements

Except for historical information contained herein, certain matters discussed in this press release or the related conference call and webcast, including statements concerning the Company’s expectations, future prospects and strategic initiatives, as well as guidance for the fourth quarter and full year of fiscal 2015, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “will,” “goal,” “strategy,” “believe,” “continue,” “outlook,” “plan” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among others: our ability to maintain our brand image and reputation; domestic and international economic conditions, including economic and other events that could negatively impact consumer confidence and discretionary consumer spending; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate and respond to consumer preferences and trends; our ability to manage our inventory commensurate with customer demand; risks related to disruptions or delays in delivery of merchandise to our stores and our wholesale customers (including potential delays related to labor uncertainties at West Coast ports); our ability to effectively operate our various retail concepts, including securing, renewing, modifying or terminating leases for store locations; our ability to successfully implement our growth strategies and to continue to expand or grow our business; our ability to successfully implement plans for cost savings; unexpected obligations arising from new or existing litigation, tax and other regulatory proceedings; adjustments identified from subsequent events arising after issuance of this release; risks associated with our foreign operations, such as violations of laws prohibiting improper payments and the burdens of complying with a variety of foreign laws and regulations; risks associated with the acts or omissions of our third party vendors, including a failure to comply with our vendor code of conduct or other policies; risks associated with cyber attacks and other cyber security risks; and changes in economic, political, social and other conditions affecting our foreign operations and sourcing, including currency fluctuations, global tax rates and economic and market conditions in Eastern Europe, Southern Europe and China. In addition to these factors, the economic, technological, managerial, and other risks identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Guess?, Inc.
Investor Relations
(213) 765-5578

Source:	Guess?, Inc.

Guess?, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	November 1, 2014		November 2, 2013		November 1, 2014		November 2, 2013
	$	%	$	%	$	%	$	%

Product sales	$557,862	94.6%	$581,081	94.7%	$1,636,569	95.1%	$1,711,639	95.0%
Net royalties	31,972	5.4%	32,416	5.3%	84,377	4.9%	89,784	5.0%
Net revenue	589,834	100.0%	613,497	100.0%	1,720,946	100.0%	1,801,423	100.0%

Cost of product sales	375,876	63.7%	385,270	62.8%	1,113,980	64.7%	1,127,238	62.6%

Gross profit	213,958	36.3%	228,227	37.2%	606,966	35.3%	674,185	37.4%

Selling, general and administrative expenses	189,093	32.1%	178,379	29.1%	554,220	32.2%	543,766	30.2%
Restructuring charges	—	—%	1,889	0.3%	—	—%	10,355	0.5%

Earnings from operations	24,865	4.2%	47,959	7.8%	52,746	3.1%	120,064	6.7%

Other income (expense):
Interest expense	(596)	(0.1%)	(428)	(0.1%)	(1,893)	(0.1%)	(1,342)	(0.1%)
Interest income	351	0.1%	803	0.2%	1,076	0.1%	1,612	0.1%
Other, net	7,484	1.2%	3,624	0.6%	11,131	0.6%	8,942	0.5%

Earnings before income taxes	32,104	5.4%	51,958	8.5%	63,060	3.7%	129,276	7.2%

Income tax expense	10,594	1.8%	17,147	2.8%	21,465	1.3%	42,662	2.4%

Net earnings	21,510	3.6%	34,811	5.7%	41,595	2.4%	86,614	4.8%

Net earnings attributable to noncontrolling interests	722	0.1%	791	0.2%	954	0.0%	2,812	0.1%

Net earnings attributable to Guess?, Inc.	$20,788	3.5%	$34,020	5.5%	$40,641	2.4%	$83,802	4.7%

Net earnings per common share attributable to common stockholders:

Basic	$0.24		$0.40		$0.48		$0.99
Diluted	$0.24		$0.40		$0.47		$0.98

Weighted average common shares outstanding attributable to common stockholders:

Basic	84,624		84,149		84,565		84,270
Diluted	84,832		84,417		84,789		84,512

Adjusted earnings from operations [1]:			$49,848	8.1%			$130,419	7.2%

Adjusted net earnings attributable to Guess?, Inc. [1]:			$35,403	5.8%			$91,407	5.1%

Adjusted diluted earnings per common share attributable to common stockholders [1]:			$0.42				$1.07

Notes:
1
The adjusted results reflect the exclusion of restructuring charges (and related taxes where applicable) recorded during the three and nine months ended November 2, 2013. No adjustments have been made to the current-year periods. A complete reconciliation of actual results to adjusted results is presented in the table entitled “Reconciliation of GAAP Results to Adjusted Results.”

Guess?, Inc. and Subsidiaries
Reconciliation of GAAP Results to Adjusted Results
(amounts in thousands, except per share data)

The following table provides reconciliations of reported GAAP earnings from operations to adjusted earnings from operations and reported GAAP net earnings attributable to Guess?, Inc. to adjusted net earnings attributable to Guess?, Inc. for the three and nine months ended November 2, 2013.

	Three Months Ended		Nine Months Ended
	November 2, 2013		November 2, 2013
		% of		% of
	$	Revenues	$	Revenues

Reported GAAP earnings from operations	$47,959	7.8%	$120,064	6.7%
Restructuring charges [1]	1,889		10,355

Adjusted earnings from operations	$49,848	8.1%	$130,419	7.2%

Reported GAAP net earnings attributable to Guess?, Inc.	$34,020	5.5%	$83,802	4.7%

Restructuring charges [1]	1,889		10,355
Income tax adjustments [2]	(506)		(2,750)
Total adjustments affecting net earnings attributable to Guess?, Inc.	1,383		7,605

Adjusted net earnings attributable to Guess?, Inc.	$35,403	5.8%	$91,407	5.1%

Adjusted diluted earnings per common share attributable to common stockholders:	$0.42		$1.07

Weighted average common shares outstanding attributable to common stockholders:

Basic	84,149		84,270
Diluted	84,417		84,512

Notes:
1
During the first quarter of fiscal 2014, the Company implemented plans to streamline its operational structure and reduce expenses in both Europe and North America. During the second quarter of fiscal 2014, the Company expanded these plans to include the consolidation and streamlining of its operations in Europe and Asia. These plans resulted in the restructuring charges incurred during the three and nine months ended November 2, 2013. No adjustments have been made to the same current-year periods.

2	The income tax effect of the restructuring charges was based on the Company’s assessment of deductibility using the statutory tax rate of the tax jurisdiction in which the charges were incurred.

Guess?, Inc. and Subsidiaries
Consolidated Segment Data
(dollars in thousands)

	Three Months Ended			Nine Months Ended
	November 1,	November 2,	%	November 1,	November 2,	%
	2014	2013	chg	2014	2013	chg

Net revenue:
North American Retail	$243,238	$253,820	(4%)	$715,582	$746,444	(4%)
Europe	189,852	200,943	(6%)	584,270	616,707	(5%)
Asia	71,271	72,727	(2%)	205,656	209,711	(2%)
North American Wholesale	53,501	53,591	(0%)	131,061	138,777	(6%)
Licensing	31,972	32,416	(1%)	84,377	89,784	(6%)
	$589,834	$613,497	(4%)	$1,720,946	$1,801,423	(4%)

Earnings (loss) from operations:
North American Retail	$(10,517)	$6,206	(269%)	$(23,578)	$12,363	(291%)
Europe	7,660	13,538	(43%)	25,541	47,595	(46%)
Asia	2,126	5,894	(64%)	7,743	17,897	(57%)
North American Wholesale	13,940	12,102	15%	26,860	29,229	(8%)
Licensing	28,157	29,171	(3%)	75,787	80,476	(6%)
Corporate Overhead	(16,501)	(17,063)	(3%)	(59,607)	(57,141)	4%
Restructuring Charges	—	(1,889)		—	(10,355)
	$24,865	$47,959	(48%)	$52,746	$120,064	(56%)

Operating margins:
North American Retail	(4.3%)	2.4%		(3.3%)	1.7%
Europe	4.0%	6.7%		4.4%	7.7%
Asia	3.0%	8.1%		3.8%	8.5%
North American Wholesale	26.1%	22.6%		20.5%	21.1%
Licensing	88.1%	90.0%		89.8%	89.6%

Total Company before restructuring charges	4.2%	8.1%		3.1%	7.2%
Total Company including restructuring charges	4.2%	7.8%		3.1%	6.7%

Guess?, Inc. and Subsidiaries
Selected Condensed Consolidated Balance Sheet Data
(in thousands)

	November 1,	February 1,	November 2,
	2014	2014	2013

ASSETS

Cash and cash equivalents	$374,875	$502,945	$350,132

Short-term investments	—	5,123	10,181

Receivables, net	236,053	276,565	258,909

Inventories	412,573	350,899	426,886

Other current assets	114,928	80,554	103,617

Property and equipment, net	290,434	324,606	336,858

Other assets	225,233	223,739	210,248

Total Assets	$1,654,096	$1,764,431	$1,696,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of capital lease obligations and borrowings	$1,707	$4,160	$3,924

Other current liabilities	314,967	365,865	358,497

Capital lease obligations and other long-term debt	6,738	7,580	7,613

Other long-term liabilities	198,850	211,010	200,879

Redeemable and nonredeemable noncontrolling interests	20,959	21,302	19,520

Guess?, Inc. stockholders’ equity	1,110,875	1,154,514	1,106,398

Total Liabilities and Stockholders’ Equity	$1,654,096	$1,764,431	$1,696,831

Guess?, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Data
(in thousands)

	Nine Months Ended
	November 1,	November 2,
	2014	2013

Net cash provided by (used in) operating activities	$(4,884)	$137,289

Net cash used in investing activities	(48,055)	(45,783)

Net cash used in financing activities	(59,534)	(66,962)

Effect of exchange rates on cash	(15,597)	(3,433)

Net change in cash and cash equivalents	(128,070)	21,111

Cash and cash equivalents at the beginning of the year	502,945	329,021

Cash and cash equivalents at the end of the period	$374,875	$350,132

Supplemental information:

Depreciation and amortization	$64,202	$65,577

Rent	$213,118	$208,588

Guess?, Inc. and Subsidiaries
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(in thousands)

	Nine Months Ended
	November 1,	November 2,
	2014	2013

Net cash provided by (used in) operating activities	$(4,884)	$137,289

Less: Purchases of property and equipment	(53,208)	(55,432)

Free cash flow	$(58,092)	$81,857

Guess?, Inc. and Subsidiaries
Retail Store Data
International Store Count

		As of November 1, 2014		As of November 2, 2013
		Total	Directly Operated	Total	Directly Operated
Region		Stores	Stores	Stores	Stores

	United States and Canada	492	492	502	502

	Europe and the Middle East	605	265	635	261

	Asia	491	48	480	45

	Central and South America	88	39	86	33

		1,676	844	1,703	841

Guess?, Inc. and Subsidiaries
Retail Store Data
U.S. and Canada

	Nine Months Ended
	November 1,	November 2,
	2014	2013

Number of stores at the beginning of the year	494	512

Store openings	13	8

Store closures	(15)	(18)

Number of stores at the end of the period	492	502

Total store square footage at the end of the period	2,351,000	2,351,000

Guess?, Inc. and Subsidiaries
North American Retail Net Revenue
(dollars in thousands)

	Three Months Ended			Nine Months Ended
	November 1,	November 2,	%	November 1,	November 2,	%
	2014	2013	chg	2014	2013	chg
Net revenue:

Retail stores	$226,217	$241,525	(6.3%)	$667,389	$713,154	(6.4%)

E-commerce sites	17,021	12,295	38.4%	48,193	33,290	44.8%

Total	$243,238	$253,820	(4.2%)	$715,582	$746,444	(4.1%)

Guess?, Inc. and Subsidiaries
Retail Store Change in Comparable Store Sales
U.S. and Canada

	Three Months Ended		Nine Months Ended
	November 1, 2014		November 1, 2014
	U.S. Dollars	Constant Currency	U.S. Dollars	Constant Currency

Excluding e-commerce sales	(7.0%)	(5.8%)	(7.4%)	(6.1%)

Impact of e-commerce sales	2.2%	2.3%	2.5%	2.4%

Including e-commerce sales	(4.8%)	(3.5%)	(4.9%)	(3.7%)